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                                                                    EXHIBIT 99.j

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 2-88912 on Form N-1A of Lord Abbett Tax-Free Income Fund, Inc. of our reports dated November 14, 2002 on the financial statements of Lord Abbett Tax-Free Income Fund, Inc. and Lord Abbett Tax Free Income Trust and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of this Registration Statement.


Deloitte & Touche LLP
New York, New York
January 28, 2003